Teton Financial Services, Inc. and Subsidiary CONSOLIDATED BALANCE SHEET

September 30,
2021
(in thousands)
ASSETS
Cash and due from banks	$3,688
Interest-bearing deposits	148,610
Federal funds sold	1,166
Total cash and cash equivalents	153,464

Certificates of deposit in banks	983
Investment securities available for sale	14,377
Investment securities held to maturity	-
Nonmarketable equity securities	1,417

Loans held for sale	8,400

Loans	258,012
Less allowance for loan losses	(5,328)
Net loans	252,684

Premises and equipment, net	13,473
Real estate held for sale	-
Intangible assets	2,150
Accrued interest receivable	905
Other assets	1,739
$449,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$47,785
Interest-bearing	355,078
Total deposits	402,863

Debentures payable	3,593
Accrued interest payable	28
Other liabilities	2,486
Total liabilities	408,970

Commitments

Stockholders' equity
Common stock - no par value; 50,000,000 shares authorized;
29,477,707 shares issued and outstanding	30,289
Retained earnings	12,298
Note receivable for common stock	(2,121)
Accumulated other comprehensive income	156
Total stockholders' equity	40,622
$449,592

Teton Financial Services, Inc. and Subsidiary CONSOLIDATED STATEMENT OF INCOME

YTD September 30,
2021
(in thousands)
Interest income
Loans, including fees	$9,422
Taxable investment securities	235
Nonmarketable equity securities	52
Certificates of deposit in banks	20
Interest-bearing cash and cash equivalents	114
Total interest income	9,843

Interest expense
Deposits	573
Debentures payable	161
Total interest expense	734

Net interest income	9,109

Provision for loan losses	-

Net interest income after provision for loan losses	9,109

Noninterest income
Service charges on deposit accounts	99
Mortgage banking	802
Net loss on redemption of investment securities	-
Other noninterest income	621
1,522

Noninterest expense
Salaries and employee benefits	3,996
Occupancy and equipment	596
Data processing and software	752
Real estate held for sale, net	(149)
Amortization of core deposit intangible	-
Other noninterest expense	1,279
6,474

Income before income tax expense	4,157

Income tax expense	922

NET INCOME	$3,235